CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NEW YORK HEALTH CARE, INC.

                            Under Section 805 of the
                            Business Corporation Law













                            Scheichet & Davis, P.C.
                                505 Park Avenue
                            New York, New York 10022

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NEW YORK HEALTH CARE, INC.

                            Under Section 805 of the
                            Business Corporation Law

     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of the corporation, hereby certify:

     FIRST: The name of the corporation is:

                           NEW YORK HEALTH CARE, INC.

     SECOND: That the Certificate of Incorporation was filed by the Secretary of State of New York on the twenty-fourth day of February, 1983.

     THIRD: That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:

     1. The 2,831,250 issued Common shares of $0.01 par value are changed into 2,500,000 issued Common shares of $0.01 par value on a basis of 2,831,250/2,500,000ths for 1, thereby decreasing the authorized and issued Common shares by 331,250.

     2. The 9,668,750 unissued Common shares of $0.01 par value are changed into 10,000,000 unisssued Common shares of $0.01 par value on a basis of 1 for 9,668,750/10,000ths, thereby increasing the authorized and unissued Common shares by 331,250.

     Paragraph (3) (a) of the Certificate of Incorporation, relating to the authorized number of shares of the corporation, as hereby amended shall read as follows:

     "(3) (a) The corporation shall be authorized to issue the following shares:


Class                    Number of Shares                   Par Value
-----                    ----------------                   ---------

Common                      12,500,000                        $.01

Preferred                    2,000,000                        $.01


     FOURTH:   That the amendment of the Certificate of Incorporation is
authorized by the unanimous written consent of the holders of all the outstanding shares of the corporation entitled to vote. Said authorization being subsequent to the affirmative vote of the Board of Directors.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this third day of December 1996.

                                             S/JERRY BRAUN
                                             ----------------------------
                                             Jerry Braun, President




                                             S/JACOB ROSENBERG
                                             ----------------------------
                                             Jacob Rosenberg, Secretary